                                                                    EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Petroleum Helicopters, Inc. (the "Company") on Form 10-K for the period ending December 31, 2002 (the "Report"), I, Michael J. McCann, Chief Financial Officer of the Company, certify that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Petroleum Helicopters, Inc.



By: /s/ Michael J. McCann
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      Michael J. McCann
      Chief Financial Officer
      March 31, 2003